UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2009

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COROWARE, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-33231	95-4868120
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4056 148th Avenue NE, Redmond, WA  98052

 (Address of Principal Executive Office) (Zip Code)

(800) 641-2676

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Copies to:

Gregory Sichenzia, Esq.

Jared Daniel Verteramo, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2009, the Board of Directors of CoroWare, Inc. (the “Company”) promoted Mr. Jon Mandrell to Vice President and appointed him as a director of the Company.  There is no understanding or arrangement between Mr. Mandrell and any other person pursuant to which Mr. Mandrell was selected as a director. Mr. Mandrell does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.

Since March 2007, Mr. Mandrell served as Director of the Robotics and Automation Group, oversaw the release of the CoroBot and ClassPack product lines, and established long-term professional services engagements with Tier 1 customers. From 2000 to 2006, Mr. Mandrell was senior firmware architect for Vixel and Emulex Corporation, a producer of Fibre-Channel switches and hubs, where he was responsible for specifying processes and tools to be used on development projects, as well as managing requirements and high-level software architecture issues for products. From 1996 to 2000, Mr. Mandrell was project engineer and team lead at Medtronic Physio-Control Corporation, a medical devices corporation.

From 1998 to 1999, Mr. Mandrell worked as a consultant for Cyber Safe Corporation, an internet security corporation and as a software engineer for Performance Dynamics, Applied Microsystems Corporation, and Peripheral Technology Inc from 1988 to 1989, 1984 to 1996, and from 1982 to 1984, respectively.

On March 10, 2009, the Board of Directors of the Company changed Mr. Lloyd Spencer’s title from Interim Chief Executive Officer to Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COROWARE, INC.

Date: March 12, 2008	By:	/s/ LLOYD SPENCER
Lloyd Spencer Interim Chief Executive Officer

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